                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           WASHINGTON BANKING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           WASHINGTON BANKING COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 24, 1998



         NOTICE IS HEREBY GIVEN that, pursuant to call of its directors, the Annual Meeting of Shareholders of Washington Banking Company ("WBC") will be held at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington, on Thursday, September 24, 1998 at 7:00 p.m., to consider and to vote upon the following matters:

1. ELECTION OF DIRECTORS. Election of four (4) persons to serve on the Board of Directors until 2001.

2. APPROVAL OF 1998 STOCK OPTION AND RESTRICTED STOCK AWARD PLAN. Approval of WBC's 1998 Stock Option and Restricted Stock Award Plan, a copy of which is included as Exhibit A to the attached Proxy Statement.

3. WHATEVER OTHER BUSINESS as may properly be brought before the Annual Meeting, or any adjournment thereof.

         Only those shareholders of record at the close of business on August 14, 1998 are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.

                                        By Order of the Board of Directors,


                                        /s/ SHELLY L ANGUS

                                        Shelly Angus
                                        Secretary

Oak Harbor, Washington
August 19, 1998

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                           WASHINGTON BANKING COMPANY
                             1421 S.W. BARLOW STREET
                          OAK HARBOR, WASHINGTON 98277

                                 PROXY STATEMENT


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This Proxy Statement and the accompanying Proxy are being first sent to shareholders on or about August 19, 1998, in connection with the Annual Meeting of Shareholders of Washington Banking Company ("WBC" or "Company") to be held on September 24, 1998 at 7:00 p.m. at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington (the "Annual Meeting"). Only holders of record of WBC's common stock, no par value, at the close of business on August 14, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The number of shares of common stock outstanding and entitled to vote at the Annual Meeting is 4,189,050.

         The enclosed Proxy is solicited by the Board of Directors of WBC. The costs of solicitation will be borne by WBC. In addition to the use of the mails, solicitation may be made by telephone, facsimile and personal contact by directors and officers of WBC and regular employees of WBC and its banking subsidiary, Whidbey Island Bank (the "Bank"). Such persons will receive no compensation for their solicitation of Proxies other than their usual compensation for the positions they hold with their employers. WBC does not intend to pay any compensation to any other persons for the solicitation of Proxies, although it will reimburse brokers, nominees and similar non-beneficial record holders for reasonable expenses to mail proxy materials to beneficial owners.

         Under Washington law, a quorum must be present, in person or represented by Proxy, at the Annual Meeting for matters to come before and be voted upon at the meeting, or any adjournment of it. Holders of a majority of the shares outstanding as of the Record Date, or 2,094,526 shares, will constitute a quorum at the Annual Meeting.

         On each matter that properly comes before the Annual Meeting, shareholders are entitled to cast one vote for each share of common stock held, including one vote for each director to be elected. Shareholders are not entitled to cumulate their votes in the election of directors. The four nominees for election as directors who receive the greatest number of votes will be elected directors. Votes may be cast in favor of some or all of the nominees for election to the Board of Directors or withheld as to some or all of the nominees; votes withheld will have the same effect as a negative vote. Abstentions may be specified on all proposals except the election of directors; an abstention will have the practical effect of voting against a proposal since the shares represented by the abstention will be considered present and entitled to vote but will not be voted in favor of the proposal. Approval of the 1998 Stock Option and Restricted Stock Award Plan requires the affirmative vote of holders of a majority of WBC's shares of common stock present in person or by Proxy and entitled to vote at the Annual Meeting.

         If shares are held in "street name" through a broker or other nominee (that is, the broker or nominee is the record holder but not the beneficial owner), and if the broker or nominee is not given specific voting instructions, the broker or nominee is permitted to exercise voting discretion regarding the matters to be acted upon at the Annual Meeting.

         If the enclosed Proxy is duly executed and received from a record holder in time for the Annual Meeting, it is the intention of the persons named in the Proxy to represent the holder to vote "FOR" the four nominees for director listed in this Proxy Statement and "FOR" approval of the 1998 Stock Option and Restricted Stock Award Plan, unless otherwise instructed. Any Proxy given by a shareholder may be revoked before its exercise by notice to WBC in writing, or by a subsequently dated Proxy, or by the shareholder's personal presence and vote at the Annual Meeting. Shares represented by properly executed Proxies not revoked will be voted in accordance with the instructions indicated in such Proxies, or, if no instructions are given, in accordance with the recommendation of management described above.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of August 14, 1998 with respect to beneficial ownership of WBC's common stock by (a) each director and director nominee; (b) WBC's Chief Executive Officer; and (c) all directors and executive officers of WBC as a group. Except as noted below, WBC believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. The percentages shown are based on the number of shares of WBC common stock outstanding on August 14, 1998, plus, as to each such person and all executive officers and directors as a group, all rights to acquire shares within 60 days thereafter, including all stock options exercisable within such 60-day period. The number of shares has been adjusted for the 100-for-1 stock split effective March 26, 1998, and for the 3-for-2 stock split effective April 24, 1998 ("1998 Stock Splits"). As of August 14, 1998 there were no shareholders known by WBC to be the beneficial owners of more than 5% of WBC's outstanding shares of common stock

                                                                            SHARES BENEFICIALLY OWNED AT
                                                                                 AUGUST 14, 1998
                                                                        -----------------------------------
                                                                                              PERCENTAGE OF
                                                                                               OUTSTANDING
NAME                                                                    NUMBER                 COMMON STOCK
----                                                                    ------                -------------
Michal D. Cann (1)                                                      62,951                    1.49%

Orlan Dean (2)                                                          30,267                      *

Marlen Knutson (3)                                                      20,300                      *

Karl C. Krieg (4)                                                       58,922                    1.40%

Jay T. Lien (5)                                                         54,183                    1.29%

Robert B. Olson (6)                                                     65,250                    1.55%

Anthony B. Pickering                                                    20,400                      *

Larry Scodeller                                                          6,000                      *

Alvin J. Sherman                                                        21,416                      *

Edward J. (Bud) Wallgren (7)                                            76,011                    1.81%

Directors and executive officers                                       464,705                   10.69%
   as a group (11 persons) (8)

-------------

*     Represents less than 1.0% of WBC's outstanding common stock.

(1) Includes 49,500 shares issuable upon exercise of options, 37,500 of which are exercisable at $2.93 per share, 4,500 of which are exercisable at $3.37 per share, 6,000 of which are exercisable at $4.08 per share and 1,500 of which are exercisable at $5.37 per share.

(2) Includes 14,850 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,000 of which are exercisable at $3.07 per share, and 600 of which are exercisable at $4.08 per share.

(3) All shares are owned by the Knutson Hauling, Inc. Profit Sharing Trust, for which Mr. Knutson is the Trustee.

(4) Includes 14,850 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,000 of which are exercisable at $3.07 per share, and 600 of which are exercisable at $4.08 per share.

(5) Includes (a) 14,850 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,000 of which are exercisable at $3.07 per share, and 600 of which are exercisable at $4.08 per share; and (b) 10,383 shares owned by the Dan Garrison, Inc. Profit Sharing Plan, for which Mr. Lien is the Trustee.

(6) Includes 14,850 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,000 of which are exercisable at $3.07 per share, and 600 of which are exercisable at $4.08 per share.

(7) Includes (a) 14,850 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,000 of which are exercisable at $3.07 per share, and 600 of which are exercisable at $4.08 per share; and (b) 10,266 shares owned by Island O.K. Tires, Inc. Profit Sharing Plan, for which Mr. Wallgren is the Trustee.

(8) Includes 159,000 shares issuable pursuant to options exercisable within 60 days.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         WBC's Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be not less than five (5) nor more than twelve (12) and that, within such minimum and maximum, the exact number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at ten (10). Directors are divided into three classes, each class serving for a period of three years. The terms of Class 1 directors expire in the year 2000, of Class 2 directors expire in 2001, and of Class 3 directors expire in 1999. Approximately one-third of the members of the Board of Directors are elected by the shareholders annually. The directors whose terms expire at the Annual Meeting are Michal D. Cann, Orlan Dean, Marlen Knutson and Larry Scodeller, all of whom have been nominated by the Board of Directors for re-election at the Annual Meeting. If elected, such directors will hold office until the annual meeting of shareholders in the year 2001 and until their successors are elected and qualified.

         Each nominee has indicated that he is able and willing to serve on the Board of Directors. If any nominee should become unable or unwilling to serve, the Proxy will be voted for such person as is designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

         The following information is provided with respect to the nominees for election at the Annual Meeting as Class 2 directors whose terms will expire in 2001, and regarding all other incumbent directors, including their respective names, ages, principal occupations during the past five years and the year first elected a director of WBC or the Bank. The address for each of the nominees and all incumbent directors is 1421 S.W. Barlow Street, Oak Harbor, Washington 98277. All nominees are presently directors of WBC and Whidbey Island Bank; Larry Scodeller was appointed as a director by the Board of Directors on August 6, 1998.

NOMINEES FOR ELECTION AS CLASS 2 DIRECTORS (TERMS EXPIRE IN 2001):

MICHAL D. CANN                                               Director since 1992

Mr. Cann, 50, has been the President and Chief Executive Officer of WBC since 1996, and the President and Chief Executive Officer of the Bank, and President and Secretary of WIB Financial Services, Inc., since 1993. Mr. Cann has 27 years of banking experience, previously having served as the President of Valley Bank, Mt. Vernon, Washington, and in other senior management positions in other banks and/or bank holding companies.

ORLAN DEAN                                                   Director since 1985

Mr. Dean, 74, is the retired general manager of Don Boyer Chevrolet, where he served from 1984 to 1993.

MARLEN KNUTSON                                               Director since 1996

Mr. Knutson, 65, is the President of Knutson Hauling, Inc., an excavation company. Mr. Knutson was also the owner of Knutson Distributors, Inc., having retired in 1990. Mr. Knutson previously has served as Chairman of Valley Bank of Mt. Vernon, Washington.

LARRY SCODELLER                                              Director since 1998

Mr. Scodeller, 56, has served as the Executive Vice President and Chief Operating Officer of the Bank since February 1998. Mr. Scodeller has been a director since August 6, 1998. Mr. Scodeller has 27 years of banking experience, previously having served as Senior Vice President and Chief Financial Officer of Bellingham National Bank and as Executive Vice President and Chief Financial Officer of People's Bank in Lynden, Washington.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

CLASS 3 INCUMBENT DIRECTORS (TERMS EXPIRE IN 1999):

JAY T. LIEN                                                  Director since 1987

Mr. Lien, 54, has been the President of Dan Garrison, Inc., a real estate company, since 1986.

ALVIN J. SHERMAN                                             Director since 1996

Mr. Sherman, 66, is currently retired, having served until 1997 as a co-owner of Sherman Farms, Inc.

EDWARD J. (BUD) WALLGREN                                     Director since 1991

Mr. Wallgren, 60, has been the President of Island O.K. Tires, Inc. since 1968, and is currently the owner of six Les Schwab Tire stores in Northwestern Washington. Mr. Wallgren has been the Chairman of the Board of WBC since 1996.

CLASS 1 INCUMBENT DIRECTORS (TERMS EXPIRE IN 2000):

KARL C. KRIEG, III                                           Director since 1990

Mr. Krieg, 62, has been the President of Krieg Construction, Inc. since 1979. Mr. Krieg is also the President of Krieg Concrete Products, Inc., Krieg Development Group, Inc. and KK&D Developments, Inc.

ROBERT B. OLSON                                              Director since 1992

Mr. Olson, 62, has been the co-owner and co-managing director of H&H Properties, Inc., a land development company, since 1991. Mr. Olson previously has served as the President and Chief Executive Officer of four community banks in Washington and Oregon. Mr. Olson also serves as a director of WIB Financial Services, Inc.

ANTHONY B. PICKERING                                         Director since 1996

Mr. Pickering, 50, has been the owner of Max Dale's Restaurant since 1983.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

         The Board of Directors of WBC has established certain standing committees, including an Audit Committee and a Compensation Committee. There presently is no standing nominating committee.

AUDIT COMMITTEE. The main functions performed by the Audit Committee include reviewing and approving the services of the independent auditors, reviewing the plan, scope, and audit results of the internal auditors and the independent auditors, and reviewing the reports of bank regulatory authorities. The Audit Committee also reviews the annual and other reports to the Securities and Exchange Commission and the annual report to WBC shareholders. Current members of the Audit Committee, none of whom are officers or employees of WBC or the Bank, are Messrs. Dean, Lien, Olson and Pickering. There were four (4) meetings of the Audit Committee during 1997.

COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends remuneration arrangements for senior management. Current members of the Compensation Committee are Messrs. Cann, Knutson, Krieg, Lien, Olson and Wallgren. Mr. Cann is an officer and director of WBC and the Bank. There were three (3) meetings of the Compensation Committee during 1997.

BOARD OF DIRECTORS MEETINGS. There were fourteen (14) meetings of the Board of Directors of WBC during 1997. All directors attended at least 75% of the total meetings of the Board and all committees of which they were members in 1997.

DIRECTOR COMPENSATION. During 1997, members of the Board of Directors received a fee of $700 for each regular Board meeting and $200 for each special Board meeting and meeting of the WIB Financial Services, Inc. Board attended, plus, as to non-employee directors only, an additional $200 per meeting for each committee meeting that such director attended.

         In 1997, each non-employee director was granted an option to purchase 3,900 shares of the Company's common stock, as adjusted for the 1998 Stock Splits, pursuant to the Director Stock Option Plan adopted by the Board of Directors and WBC shareholders in 1993 (the "1993 Plan"). The exercise price for each option, as adjusted for the 1998 Stock Splits, is $9.25 per share. All director options vest and become exercisable in annual 20% increments beginning one year after the date of grant. The options are exercisable for a period of ten years from the date of grant.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information about the executive officers of the Company. See also, "PROPOSAL 1: ELECTION OF DIRECTORS" for background information concerning Messrs. Cann and Scodeller.

                                                                             HAS SERVED AS AN EXECUTIVE
                                                                                       OFFICER
NAME                              AGE                POSITION                       OF WBC SINCE
----                              ---                --------                       ------------
Michal D. Cann                    50       Director, President and Chief                1996
                                                 Executive Officer
Phyllis A. Hawkins (1)            49         Senior Vice President and                  1998
                                              Chief Financial Officer
Larry Scodeller                   56         Director, Executive Vice                   1998
                                           President and Chief Operating
                                                      Officer

------------------

(1) Ms. Hawkins has served as Senior Vice President and Chief Financial Officer of the Bank since 1996. Prior to that time, Ms. Hawkins served as Senior Vice President and Cashier. Ms. Hawkins began working for the Bank in 1969 and has held various positions in operations, human resources and auditing since that term.

         All officers are appointed by the Board of Directors and serve at the pleasure of the Board for an unspecified term.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

         This report of WBC's Compensation Committee ("Committee") describes in general terms the process the Committee undertakes and the factors it considers in determining the appropriate compensation for WBC's executive officers, including the executive officer who is named in the Summary Compensation Table that follows (the "Named Executive").

GENERAL

         The Committee is responsible for establishing and monitoring compensation programs for executive officers of WBC and its subsidiaries. The Committee reviews and approves individual executive officer salaries, bonuses and stock option grants and other equity-based awards. The Committee is responsible for establishing the compensation and evaluating the performance of the Chief Executive Officer, while the Chief Executive Officer evaluates the performance of the other executive officers and recommends individual compensation levels for approval by the Committee. Mr. Cann is the only member of the Committee who is an officer or employee of WBC or its subsidiaries.

COMPENSATION PHILOSOPHY

WBC, acting through the Committee, believes that compensation of its executive officers and other key personnel should reflect and support the goals and strategies that WBC establishes. The Company's objective is to continue, over the next several years, to expand its geographical presence outside Whidbey Island, while solidifying its market position on the Island. To deliver the Company's products more effectively and efficiently, the Company's market strategy is to locate full service branch offices that provide all of the Company's products and services in its targeted growth areas, and mini-branches, grocery or retail store branches and automated teller machines ("ATM's") in the areas surrounding those central locations in order to further service customers. Acquisition of banks or branches also will be used as a means of expansion if appropriate opportunities are presented. The Company also expects to invest in technology to facilitate telephone, personal computer and Internet banking, but with its primary commitment being to provide exceptional personal service.

         While continuing to geographically expand, management's strategy is to continue to provide a high level of personal service to its customers and to expand loans, deposits and other products and services that it offers its customers. Maintenance of asset quality will be emphasized by controlling nonperforming assets and adhering to prudent underwriting standards. In addition, management will strive to improve operating efficiencies to further manage non-interest expense and will continue to improve internal operating systems.

         WBC's goals are intended to create long-term value for WBC's shareholders, consistent with protecting the interests of depositors. The Committee believes that these goals are best supported by attracting and retaining well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for outstanding contributions to WBC's success and on aligning the interests of the executive officers and other personnel with those of WBC's shareholders.

         The Committee follows a compensation philosophy that emphasizes options and other stock-based compensation. This emphasis is intended to create a close link between the interests of employees and shareholders and to focus on exceptional growth in assets and earnings and superior asset quality, with the intent of producing significant increases in shareholder value.

         WBC's performance since 1995 has, in the Committee's opinion, shown the value of this approach. Company assets have increased to $203.6 million at June 30, 1998 from $99.5 million at year end 1995. During the same period, loans receivable increased to $130.2 million from $63.1 million, deposits grew to $173.8 million from $88.5 million and shareholders' equity increased to $28.7 million from $10.4 million. Net income for the year ended December 31, 1997 increased to $1.9 million from $1.3 million for the year ended December 31, 1995. Net income for the six months ended June 30, 1998 was $936,000 as compared to $838,000 for the six months ended June 30, 1997.

         The Committee anticipates that it will continue to emphasize stock-based compensation in the future. Consequently, the Committee expects that the Board of Directors periodically will request shareholder approval for additional shares to be made available for issuance upon exercise of options, as is being done in Proposal 2 presented to shareholders at this Annual Meeting.

COMPENSATION PROGRAMS AND PRACTICES

         WBC's compensation program includes competitive salary and benefits, an annual incentive cash bonus based upon attainment of Company and individual performance goals, and opportunities for employee ownership of WBC common stock through a stock option program in which all employees are eligible to participate.

         In determining compensation packages for individual executives, the Committee considers various subjective and objective factors, including (1) individual job responsibilities and experience; (2) individual performance in terms of both qualitative and quantitative goals; (3) WBC's overall performance, as measured by attainment of strategic and budgeted financial goals and prior performance; and (4) industry surveys of compensation for comparable positions with similar institutions in the State of Washington, the Pacific Northwest and the United States.

         It is not anticipated that the limitations on deductibility, under Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to WBC or its subsidiaries in the foreseeable future. In the event that such limitation would apply, the Committee will analyze the circumstances presented and act in a manner that, in its judgment, is in the best interests of WBC. This may or may not involve actions to preserve deductibility.

         Components of WBC's compensation program are the following:

         BASE SALARY. Salary levels of executive officers are designed to be competitive within the banking industry. In setting competitive salary ranges, the Committee works with management to periodically evaluate current salary levels of other financial institutions with size, lines of business, geographic dispersion and market place position similar to WBC's. Base salaries for WBC's executive officers other than the Chief Executive Officer are based upon recommendations by him, taking into account the subjective and objective factors described above. The Committee reviews and approves or disapproves such recommendations.

         ANNUAL INCENTIVE BONUS. Executive officers have an annual incentive opportunity with cash awards (bonuses) based on the overall performance of WBC and on attainment of individual performance targets. Performance targets may be based on one or more of the following criteria: return on average assets, return on average equity, core deposit growth, loan growth, asset quality, growth in earnings. The annual bonus pool is determined by the Committee, with final approval by the Board of Directors, each fiscal year and is based upon an assessment of the Company's performance as compared to both budgeted and prior fiscal year performance. Once the bonus pool has been established, the Chief Executive Officer makes individual bonus recommendations to the Committee based upon an evaluation of an executive's individual performance and contribution to WBC's overall performance.

         STOCK OPTION AND OTHER STOCK-BASED COMPENSATION. Equity-based compensation generally has been in the form of incentive and nonqualified stock options pursuant to existing stock option plans. (See the discussion under "PROPOSAL 2: APPROVAL OF 1998 STOCK OPTION AND RESTRICTED STOCK AWARD PLAN - Background" and the table under Option Grants in 1997, below, for additional information.) The Committee, with final approval by the Board, determines from time to time which executives, if any, will receive stock options and determines the number of shares subject to each option. Grants of stock options and awards are based on various subjective factors relating primarily to the responsibilities of individual executives, their expected future contributions to WBC and prior option grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The base salary and bonus for WBC's President and Chief Executive Officer, Michal D. Cann, is determined by the Committee, with final approval by the Board, based on the same criteria as the compensation for the other executive officers. In 1997, Mr. Cann received a base salary of $109,590 and a bonus of $20,000.

CONCLUSION

         The Committee believes that for the 1997 fiscal year, the compensation for Mr. Cann, as well as for the other executive officers, were consistent with WBC's overall compensation philosophy and clearly related to the realization of WBC's goals and strategies for the year.


Respectfully submitted by:

               Edward J. (Bud) Wallgren, Chairman                Karl C. Krieg

               Michal D. Cann                                    Jay T. Lien

               Marlen Knutson                                    Robert B. Olson

SUMMARY COMPENSATION TABLE

         The following table sets forth the aggregate compensation for services rendered to WBC or its subsidiaries in all capacities paid or accrued for the fiscal year ended December 31, 1997 to the Company's Chief Executive Officer, who is the only executive officer of WBC whose aggregate cash and cash equivalent forms of compensation exceeded $100,000 (the "Named Executive").

                                    ANNUAL                 LONG TERM
                                 COMPENSATION             COMPENSATION
                          -------------------------- ----------------------
                                                           NUMBER OF
                                                            SHARES
        NAME AND                                           UNDERLYING            ALL OTHER
   PRINCIPAL POSITION       SALARY         BONUS            OPTIONS             COMPENSATION
                            ------         -----            -------             ------------
Michal D. Cann,           $109,590      $20,000             7,500(1)             $4,078(2)
President & Chief
Executive Officer

------------------

(1)   As adjusted for the 1998 Stock Splits.

(2) The amount disclosed in this column includes matching contributions under the Company's 401(k) Plan in the amount of $3,115 and profit sharing contributions in the amount of $963.

OPTION GRANTS IN 1997

         The following table sets forth certain information on option grants to the Named Executive in 1997:


                                                                           POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                                                                RATES OF STOCK PRICE APPRECIATION
                                                                                          FOR OPTION TERM
                                                                          -----------------------------------------------
                                          PERCENTAGE OF
                    NUMBER OF SHARES      TOTAL OPTIONS       EXERCISE
                       UNDERLYING          GRANTED TO        PRICE PER    EXPIRATION           5%              10%
      NAME          OPTIONS GRANTED     EMPLOYEES IN 1997      SHARE         DATE             ($)              ($)
------------------ ------------------- -------------------- ------------- ------------  ---------------- ----------------
Michal D. Cann          7,500(1)              14.5%           $9.25(1)     12/31/07         $4,800           $40,725


--------------------

(1) Represents incentive stock option granted on December 31, 1997. The number of securities and exercise price per share have been adjusted for the 1998 Stock Splits. The option shares vest and become exercisable in annual 20% increments beginning on December 31, 1998 and are exercisable until December 31, 2007.

OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table summarizes option exercises during 1997 by the Named Executive and the fiscal year-end value of unexercised options granted to the Named Executive:

                                                              NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                                 UNDERLYING              IN-THE-MONEY OPTIONS
                         NUMBER OF                           OPTIONS AT 12/31/97              AT 12/31/97
                      SHARES ACQUIRED                           (EXERCISABLE/                (EXERCISABLE/
       NAME             ON EXERCISE       VALUE REALIZED      UNEXERCISABLE)(1)           (UNEXERCISABLE)(1)
-------------------  -------------------  ---------------   ----------------------  --------------------------------
Michal D. Cann              -0-                -0-              49,500/25,500              $304,160/$89,511

------------------

(1) As adjusted for the 1998 Stock Splits.

OTHER EMPLOYEE BENEFITS

         The Company maintains a salary savings 401(k) Plan for its employees, including its executive officers. All persons employed for at least one year who are at least 21 years of age and have a minimum of 1,000 hours service may participate in the 401(k) Plan. Employees who participate may contribute a portion of their salary to the 401(k) Plan; contributions of up to 5% of salary are matched 50% by the Company, subject to certain specified limits.

EXECUTIVE SEVERANCE AGREEMENT

         The Bank has entered into an Executive Severance Agreement with Mr. Michal Cann, effective as of July 1, 1992. The purpose of this agreement is to ensure that Mr. Cann will be available to assist the Board of Directors in responding to and, if appropriate, in completing any proposed change in control of the Bank.

         The provisions of the Severance Agreement are triggered by a "change in control," which means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of the Bank, as such quoted terms are defined and used in Section 280 G(b)(2)(A) of the Internal Revenue Code. Severance payments are conditioned on a termination of Mr. Cann as a result of the change in control. The severance payment to Mr. Cann is equal to two times his highest annual compensation paid during the previous three years ($259,180 based on his current salary).

                            BENEFICIAL OWNERSHIP AND
                       SECTION 16(a) REPORTING COMPLIANCE

         WBC is a reporting company pursuant to Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"). Under Section 16(a) of the Exchange Act, and the rules promulgated thereunder, directors, officers, greater than ten percent shareholders, and certain other key personnel are required to report their ownership and any change in ownership of WBC securities to the Securities and Exchange Commission ("SEC"). WBC believes that its directors, officers, and greater than ten percent shareholders have complied with all Section 16(a) filing requirements applicable to them.

         In making the foregoing statement, WBC has relied solely upon written representations of its directors and officers, its lack of knowledge of the existence of any holder of greater than ten percent of WBC outstanding common stock, and copies of the reports WBC's officers and directors have filed with the SEC.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

         During 1997, certain directors and executive officers of WBC and the Bank, and their associates, were customers of the Bank, and it is anticipated that such individuals will be customers of the Bank in the future. All transactions between the Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other, unrelated persons. In the opinion of management, such transactions with executive officers and directors did not involve more than the normal risk of collectability or present other unfavorable features.

                  PROPOSAL 2: APPROVAL OF 1998 STOCK OPTION AND
                           RESTRICTED STOCK AWARD PLAN

BACKGROUND

         The Company adopted its employee stock option plan in 1992 ("1992 Plan"). Under the 1992 Plan, WBC is authorized to issue up to 450,000 shares of common stock upon the exercise of incentive stock options and nonqualified stock options granted under the 1992 Plan, of which, as of the Record Date, 354,000 shares currently are subject to options granted but not exercised and 96,000 shares have been issued upon exercise of options granted. As discussed above, in 1993 the Company adopted the 1993 Plan that permits grants of nonqualified stock options to directors for up to 150,000 shares of WBC stock, of which, as of the Record Date, 113,700 shares currently are subject to options granted but not exercised and 35,550 shares have been issued upon exercise of options granted.

ADOPTION OF 1998 PLAN

         Subject to shareholder approval, the Board of Directors has terminated the 1992 and 1993 Plans as to further grants of options and has adopted a 1998 Stock Option and Restricted Stock Award Plan ("1998 Plan"). Shareholders will be requested at the Annual Meeting to approve the 1998 Plan.

         The Board of Directors believes the 1998 Plan will enhance the Company's ability to attract and to retain the services of individuals who are likely to make a significant contribution to WBC's success. The purpose of the 1998 Plan is to promote WBC's success by aligning the financial interests of Plan participants with long-term shareholder value. A copy of the 1998 Plan is attached to this Proxy Statement as EXHIBIT A.

DESCRIPTION OF 1998 PLAN

         The following is a summary of the principal provisions of the 1998 Stock Option and Restricted Stock Award Plan and is subject to and qualified in its entirety by the express terms of the 1998 Plan, which is incorporated herein by reference.

PURPOSE. The purpose of the 1998 Plan is to (i) enhance the long-term profitability and shareholder value of WBC by offering stock-based incentives to employees, directors, consultants and agents of, and individuals to whom offers of employment have been made by, WBC or its subsidiaries; (ii) attract and retain the best available personnel for positions of responsibility with WBC and its subsidiaries; and (iii) encourage employees and directors to acquire and maintain stock ownership in WBC.

ADMINISTRATION. The 1998 Plan will be administered by WBC's Compensation Committee ("Committee"). The Committee has been authorized by the Board of Directors to act in this capacity, and all members of the Committee serve for such terms as the Board of Directors determines, and may be removed by the Board of Directors. In addition to its authority to grant options and restricted stock awards (collectively, "Awards"), the Committee will be authorized to administer and interpret the 1998 Plan, subject to its express provisions. To be consistent with recent changes to the securities laws, the 1998 Plan directs that the Board of Directors consider appointing individuals to the Committee who qualify as "non-employee directors" or "outside directors" as defined, respectively, in the securities laws and the Internal Revenue Code of 1986, as amended (the "Code").

SHARES SUBJECT TO 1998 PLAN. The 1998 Plan authorizes Awards covering a maximum of 161,000 shares of WBC common stock plus any shares subject to stock options that are forfeited, expire or are canceled under the 1992 and 1993 Plans. Approval of the 1998 Plan would terminate the 1992 and 1993 Plans as to further stock option grants and would increase the number of shares previously available for stock option grants under the 1992 and 1993 Plans (restricted stock awards are not permitted under those plans) from 750 to 161,000 under the 1998 Plan. To the extent permitted by applicable law, expired, forfeited, terminated or canceled Award shares under the 1998 Plan will again become available for delivery as Awards pursuant to the 1998 Plan.

LIMITATIONS. Not more than 25% of the aggregate number of shares available for delivery pursuant to an Award granted under the Plan may be issued to any participant during any one calendar year. In addition, in the case of Incentive Stock Options, the aggregate fair market value of all shares becoming exercisable in any one year shall not exceed $100,000.

PERSONS WHO MAY PARTICIPATE. Awards may be granted under the 1998 Plan to those employees, directors, consultants and agents of, and persons offered employment by, WBC or its subsidiaries as the Committee from time to time selects, provided that only employees may be granted incentive stock options. If the 1998 Plan is approved by shareholders at the Annual Meeting, there will be approximately 138 employees eligible to participate in the 1998 Plan; all eight non-employee directors, including those to be elected at the Annual Meeting, also will be eligible to participate.

TYPES OF AWARDS. Awards granted under the 1998 Plan may include incentive stock options ("ISOs") intended to meet all the requirements of an "Incentive Stock Option" as defined in Section 422 of Code, nonqualified stock options ("NSOs"), and restricted stock awards.

TERMS AND CONDITIONS OF AWARDS

AGREEMENTS. Each Award granted under the 1998 Plan must be evidenced by an agreement duly executed on behalf of WBC. Each agreement will comply with and be subject to the terms and conditions of the 1998 Plan. An agreement may also contain such other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Committee.

STOCK OPTION GRANTS. The exercise price for each option granted under the 1998 Plan will be determined by the Committee, but will be not less than 100% of the fair market value of WBC common stock on the date of grant of an ISO. For purposes of the 1998 Plan, "fair market value" means the closing transaction price of the common stock on the date of grant as reported on the Nasdaq National Market. As of the June 30, 1998, the closing transaction price for WBC's common stock as reported on the Nasdaq National Market was $13.50 per share.

         Upon exercise of an option, the option price for shares purchased must be paid in cash or such other consideration of comparable value deemed acceptable by the Committee, including already-owned shares of WBC common stock, other securities, other options or other property. The Committee also, in its discretion, may allow for the cashless exercise of an option whereby an optionee can authorize a third party to sell shares of WBC's common stock acquired upon exercise of an option and remit to WBC a sufficient amount of the sale proceeds to pay the exercise price and any applicable tax withholding.

         The term of options granted under the 1998 Plan will be fixed by the Committee. No ISO granted under the 1998 Plan can be exercisable after 10 years from the date of grant. Each option will be exercisable pursuant to a vesting schedule to be determined by the Committee.

         The 1998 Plan provides that options generally will be exercisable for up to one year after termination of service as a result of death or disability and, unless otherwise provided in the option agreement, three months after all other terminations (except for terminations for "cause" as defined in the 1998 Plan, in which case an option will terminate immediately). The 1998 Plan further authorizes the Committee to establish later expiration dates for options in certain circumstances, provided that the Committee may not extend an option beyond the original term of such option.

RESTRICTED STOCK AWARDS. The Committee is authorized to make awards of common stock on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Committee may determine. Restrictions may include repurchase or forfeiture rights in favor of WBC.

TRANSFERABILITY. No Award under the 1998 Plan will be assignable or otherwise transferable, other than by will or the laws of descent and distribution, and, during the recipient's lifetime, all options may be exercised only by the recipient.

AMENDMENT AND TERMINATION OF 1998 PLAN. The 1998 Plan may be modified, amended or terminated by the shareholders or the Board of Directors at any time, except that shareholder approval is required for any amendment that (i) increases the number of shares subject to the 1998 Plan (other than in connection with certain automatic adjustments such as stock splits) or (ii) requires shareholder approval under any applicable law or regulation.

ADJUSTMENT OF SHARES. In the event of any changes in the outstanding stock of WBC by reason of stock dividends, stock splits, or any other increase or decrease in the number of shares of WBC's common stock effected without receipt of consideration by WBC (except conversion of convertible securities), the Committee, subject to any required action by the shareholders, shall make proportional adjustments in (i) the maximum number of shares subject to the 1998 Plan; (ii) the number of securities subject to any outstanding Award; and (iii) the per share price of such securities. The determination by the Committee of the applicable adjustments is final.

CORPORATE TRANSACTIONS. In the event of a merger or consolidation or a sale of substantially all the assets or a liquidation or dissolution of WBC, the Committee may, in certain circumstances and in its sole discretion, terminate all outstanding Awards after proper notice affording optionees a 60-day period in which to exercise their options.

FEDERAL INCOME TAX CONSEQUENCES

         The federal income tax consequences to WBC and to any person granted an option under the 1998 Plan under the existing applicable provisions of the Code and the regulations thereunder are substantially as follows:

NONQUALIFIED STOCK OPTIONS. No income will be recognized by a participant upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option exercise price and WBC will be allowed a deduction in such amount. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option exercise price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option exercise price), and the shares' holding period will begin on the day after the exercise date. If the optionee uses already-owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis of the already-owned shares will be carried over to the equivalent number of shares received upon exercise; the tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the date after the exercise date.

         Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for WBC. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either WBC's Chief Executive Officer or any one of the other four most highly compensated executive officers of WBC. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and shareholder and Board of Directors' approval is obtained. The 1998 Plan has been drafted to allow compliance with those performance-based criteria.

INCENTIVE STOCK OPTIONS. The same rules apply to an ISO that is exercised more than three months after the optionee's termination of employment (or more than twelve months thereafter in the case of permanent and total disability, as defined in the Code). No income will be recognized by a participant upon the grant of an ISO. Upon the exercise of an ISO during employment or within three months after the optionee's termination of employment (or within twelve months thereafter in the case of permanent and total disability as defined in the
Code), for federal tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income at that time for alternative minimum income tax purposes as if the option were an ISO) and no deduction will be allowed to WBC for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of (a) one year after the date of exercise of the option and (b) two years after the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option exercise price paid (or, generally, if less, the excess of the amount realized on the sale of the shares over such price), and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon disposition of the shares and (ii) the option exercise price paid by the optionee (increased by the amount of ordinary income, if any, recognized by the optionee on the transaction).

RESTRICTED STOCK AWARDS. Upon the receipt of shares under stock awards subject to vesting and other substantial restrictions, a participant generally will recognize taxable ordinary income when the shares cease to be subject to such restrictions in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for such shares. Within 30 days after the date the shares are awarded, a participant may elect under
Section 83(b) of the Code to recognize taxable ordinary income at the time of award in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares and any appreciation after the date of the transfer will be taxed as long-term or short-term capital gain when the shares are sold. In that case, no additional income will be recognized by a participant upon the lapse of restrictions on the shares and any appreciation after the date of award will be taxed as long-term or short-term capital gain when the shares are sold. If the shares are subsequently forfeited, however, a participant may not deduct the ordinary income recognized at the time of award of the shares and the participant will have a capital loss equal to the amount, if any, paid for such shares.

         Upon the award of shares that are not subject to restrictions, other than restrictions on transfer, a participant generally will recognize taxable ordinary income at the time of such award. The participant's holding period for the shares will begin at the time taxable income is recognized under these rules, and the tax basis in the shares will be the amount of ordinary income so recognized plus the amount, if any, paid for the shares. Any dividends received on the restricted shares prior to the date the participant recognizes income as described above will be taxable ordinary income when received.

AWARDS UNDER THE 1998 PLAN

         No Awards have been made under the 1998 Plan. Since option grants and stock awards under the 1998 Plan are discretionary, WBC cannot currently determine the number of shares that will be subject to Awards in the future pursuant to the 1998 Plan. The Committee currently intends to make Awards under the 1998 Plan primarily to officers and key employees of WBC and the Bank.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 STOCK OPTION AND RESTRICTED STOCK AWARD PLAN.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

         On December 15, 1997, WBC engaged KPMG Peat Marwick LLP as the Company's principal accountant. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

         Prior to KPMG Peat Marwick LLP's engagement, David O. Christensen, Certified Public Accountants & Consultants (now know as David Christensen, CPA & Consultant, PLLC) ("David O. Christensen"), independent certified public accountants, had served as the principal independent accountant for WBC and rendered its report with respect to WBC's consolidated financial statements for the years ended December 31, 1996 and 1995. The recommendation to no longer appoint David O. Christensen was made by management of WBC and was approved by the Board of Directors effective November 20, 1997.

         In the two most recent fiscal years preceding the Board's action, and through December 15, 1997, there were no disagreements with David O. Christensen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to David O. Christensen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. David O. Christensen's reports on WBC's statements for such fiscal years did not contain any adverse opinions or disclaimers of opinion, nor were such reports modified or qualified in any respect.

WBC does not anticipate that a representative of David O. Christensen will be present at the Annual Meeting.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders of WBC, anticipated to be held on or about April 29, 1999, must be received by WBC for inclusion in the Proxy Statement and form of Proxy relating to that meeting by December 31, 1998.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, it is the intention of the persons appointed in the Proxy to vote the shares represented by the Proxy in accordance with recommendations of management on such matters.

                             ADDITIONAL INFORMATION

         WBC WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, TO EACH SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF WBC'S PROSPECTUS DATED JUNE 23, 1998, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES INCLUDED THEREIN. REQUESTS MUST BE ADDRESSED TO WASHINGTON BANKING COMPANY, PO BOX 990, OAK HARBOR, WASHINGTON 98227. COPIES OF EXHIBITS TO THE REGISTRATION STATEMENT CONTAINING SUCH PROSPECTUS WILL BE PROVIDED UPON PAYMENT OF WBC'S REASONABLE EXPENSES IN FURNISHING SUCH COPIES.


WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                    EXHIBIT A

                                1998 STOCK OPTION
                         AND RESTRICTED STOCK AWARD PLAN
                                       OF
                           WASHINGTON BANKING COMPANY

         1. PURPOSE OF THE PLAN. The purpose of this Plan is to provide additional incentives to employees, directors, consultants and agents of Washington Banking Company, Whidbey Island Bank and future Subsidiaries, if any, thereby helping to attract and retain the best available personnel for positions of responsibility with said corporations and otherwise promoting the success of the business activities of said corporations. It is intended that the incentives will be in the form of Options which shall constitute either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options, or restricted stock awards of Common Stock, or both.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  a. "Award" means an award or grant made to a Participant pursuant to the Plan, including awards or grants of Options, Restricted Stock Awards or any combination of the foregoing.

                  b. "Board" shall mean the Board of Directors of the Employer.

                  c. "Bank" shall mean Whidbey Island Bank, a Washington commercial bank.

                  d. "Change in Control" shall mean an event deemed to occur if and when:

                           (1) an offeror other than the Employer purchases
                  shares of the Common Stock of the Employer or the Bank pursuant to a tender or exchange offer for such shares;

                           (2) any person (as such term is used in Sections
                  13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Employer or the Bank representing twenty five (25%) percent or more of the combined voting power of the Employer's or the Bank's then outstanding securities;

                           (3) the membership of the Board of Directors of the
                  Employer or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period; or

                           (4) shareholders of the Employer or the Bank approve
                  a merger, consolidation, sale or disposition of all or substantially all of the Employer's or the Bank's assets or a plan of partial or complete liquidation.

If any of such events (1) - (4) occur, the Board shall determine the effective date of the Change in Control resulting therefrom.

                  e. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  f. "Common Stock" shall mean the Employer's no par value common stock.

                  g. "Committee" shall mean the Board or the Committee appointed by the Board in accordance with subsection 4.a. of the Plan.

                  h. "Continuous Status" shall mean the absence of any interruption or termination of service as an Employee, Director, consultant or agent, as the case may be. Continuous Status shall not be considered interrupted in the case of sick leave, military leave, or any other approved leave of absence, except, in the case of Employees, as provided under applicable Incentive Stock Option Rules.

                  i. "Director" shall mean any person who has been elected or appointed as a member of the Board of Directors of the Employer and who occupied that position at the date an Award was granted to such person.

                  j. "Employee" shall mean any person employed by the Employer or any Parent or Subsidiary of the Employer which now exists or is hereafter organized or is acquired by the Employer.

                  k. "Employer" shall mean Washington Banking Company, a Washington corporation.

                  l. "Exchange Act" shall mean the Securities Exchange Act of 1934.

                  m. "Holder" means a Participant to whom an Award is granted or, for a Holder who has died, the personal representative of the Holder's estate, or the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent or distribution.

                  n. "Incentive Stock Option" shall mean an Option intended to satisfy Section 422 of the Code.

                  o. "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

                  p. "Option" shall mean a stock option granted pursuant to the Plan. Options shall include both Incentive Stock Options and Nonqualified Stock Options, as the context requires.

                  q. "Optioned Stock" shall mean the Common Stock subject to an Option.

                  r. "Optionee" shall mean a Participant who is granted an Option.

                  s. "Parent" shall mean any corporation having a relationship with the Employer as described in Section 424(e) of the Code.

                  t. "Participant" means an Employee, Director, consultant or agent of, and any individual to whom an offer of employment has been made by, the Employer or any Parent or Subsidiary of the Employer, and to whom an Award has been made.

                  u. "Plan" shall mean this Stock Option and Restricted Stock Award Plan.

                  v. "Restricted Stock Award" shall mean shares of Common Stock granted under Section 7 of the Plan, the rights of ownership of which are subject to restrictions prescribed by the Committee.

                  w. "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule in effect from time to time.

                  x. "SEC" shall mean the Securities and Exchange Commission.

                  y. "Shareholder-Employee" shall mean an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer or of any Parent or Subsidiary. For this purpose, the attribution of stock ownership rules provided in Section 424(d) of the Code shall apply.

                  z. "Subsidiary" shall mean any corporation having a relationship with the Employer as described in Section 424(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN.

                  a. NUMBER OF SHARES AVAILABLE FOR DELIVERY. The maximum number of shares available for delivery pursuant to the Plan shall be equal to the sum of (i) 161,000 shares of the Common Stock of the Employer (subject to adjustment as provided in Section 9 of the Plan) and (ii) any shares of Common Stock that are subject to options or awards granted under any prior employee stock option or award plan of the Employer which are forfeited, expire or are canceled without the delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Employer. During the term of this Plan, the Employer will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan.

                  b. EXPIRED, FORFEITED, TERMINATED OR CANCELED OPTIONS OR AWARDS. All as may be limited by Rule 16b-3 or Code Section 162(m): (1) if any outstanding Option expires, is forfeited, canceled, terminated, otherwise becomes unexercisable for any reason without having been exercised in full, or is exercised through the delivery of Common Stock, the shares of Common Stock allocable to the unexercised portion of such Option shall again become available for delivery as Awards under the Plan; (2) any Restricted Stock Award shares granted under the Plan that are forfeited back to the Employer because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan; and (3) shares issued under the Plan through the settlement, assumption or substitution of outstanding Awards, or obligations to grant future Awards as a result of acquiring another entity, shall not reduce the maximum number of shares available for delivery under the Plan.

         4.       ADMINISTRATION OF THE PLAN.

                  a. THE COMMITTEE. The Plan shall be administered by the Board directly, acting as a Committee of the whole, or, if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" shall refer to such separate Committee, if any is established, or, if none is then in existence, shall refer to the Board as a whole. Once appointed, any such Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused. In appointing members to such Committee, the Board shall consider whether to appoint individuals qualifying as (1) "outside directors," as such term is used in Section 162(m) of the Code, and (2) "non-employee directors" as such term is used in Rule 16b-3.

                  The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

                  At least annually, the Committee shall present a written report to the Board indicating the Participants to whom Awards have been granted since the date of the last such report, and in each case the date or dates of Awards granted, the number of shares awarded, and the Award price per share.

                  At all times, the Board shall have the power to remove all members of the Committee and thereafter to administer the Plan directly as a Committee of the whole.

                  b. POWERS OF THE COMMITTEE. Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion to:

                           (1) determine the Participants to whom Awards are to
                  be granted, the type of Awards granted, the times of grant, and the number of shares to be represented by each Award;

                           (2) determine the Award price for the shares of
                  Common Stock to be issued pursuant to each Award, subject to the provisions of subsection 6.b. of the Plan, and the date and other conditions upon which each Option becomes exercisable (including provisions related to vesting) and each Restricted Stock Award is granted;

                           (3) determine all other terms and conditions of each
                  Award granted under the Plan, which need not be identical;

                           (4) determine whether, and to what extent, and under
                  what circumstances, Awards may be settled or exercised in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended;

                           (5) modify or amend the terms of any Award previously
                  granted, or to grant a substitute Award, subject to the provisions of Sections 12 and 13 of the Plan;

                           (6) interpret the Plan;

                           (7) authorize any person or persons to execute and
                  deliver Award agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Awards;

                           (8) make all other determinations and take all other
                  actions which the Committee deems necessary or appropriate, including without limitation adopting rules and procedures regarding the Plan and administering the Plan in accordance with its terms and conditions, and

                           (9) determine whether an Award contemplated to be
                  made by the Committee might result in the payment of employee remuneration which might exceed the limit on employee remuneration deductible by Employer under Code Section 162(m), and in such event, to elect to grant such Award and administer the Plan consistent with the requirements for ensuring deductibility of remuneration associated therein.

                  All actions of the Committee shall be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting thereof, or in such other manner as is authorized by Rule 16b-3.

                  All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons, including all Participants receiving Awards and any other Holders or persons interested in any Awards, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith regarding the Plan or any Award.

         5. ELIGIBILITY. Awards may be granted only to Participants who the Committee, in its discretion, from time to time selects; provided that only Employees may be awarded Incentive Stock Options. Awards may also be made to consultants and agents who provide services to the Employer, or any Parent or Subsidiary of the Employer.

                  Granting of Awards pursuant to the Plan shall be entirely discretionary with the Committee, without any obligation to provide uniform treatment to Participants. The adoption of this Plan shall not confer upon any Participant any right to receive any Award or Awards pursuant to the Plan unless and until said Awards are granted by the Committee, in its sole discretion. Neither the adoption of the Plan nor the granting of any Awards pursuant to the Plan shall confer upon any Participant any right with respect to continuation of employment or other relationship with the Employer or any Parent or Subsidiary of the Employer, nor shall same interfere in any way with the Participant's right or with the right of the Employer or any Parent or Subsidiary of the Employer to terminate the employment or other relationship at any time.

         6. TERMS AND CONDITIONS OF OPTIONS. All Options granted pursuant to the Plan must be authorized by the Committee, and must be documented in written agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to all of the following terms and conditions, unless waived or modified by the Committee:

                  a. NUMBER OF SHARES; ANNUAL LIMITATION. Each Option agreement shall state whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to Option. The aggregate number of shares of common stock that may be issued to any Participant pursuant to any Award under this Plan, during any one calendar year, shall not exceed 25% of the aggregate number of shares specified in Section 3a. In addition, in the case of Incentive Stock Options, the aggregate fair market value (determined as of the time each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by an Employee in any one calendar year (under all incentive stock option plans of the Employer, its Parent and all of its Subsidiaries taken together) shall not exceed $100,000.

                  b. OPTION PRICE AND CONSIDERATION. The Option price for the shares of Common Stock to be issued pursuant to the Option shall be such price as is determined by the Committee, but shall in no event be less than the fair market value of the Common Stock on the date of grant of an Incentive Stock Option. Further, in the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Incentive Stock Option price shall be at least 110% of the fair market value of the Common Stock on the date of grant of the Incentive Stock Option. The fair market value shall be determined by the Committee in its discretion; provided, however, that in the event that there is a public market for the Common Stock, the fair market value shall be the closing transaction price of the Common Stock as of the date of grant as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ), or, in the event the Common Stock is listed on a stock exchange, fair market value shall be the closing transaction price on the exchange as of the date of grant of the Option.

                  The Option price shall be payable either:

                           (1) in United States dollars; or

                           (2) such other consideration of comparable value
                  deemed to be acceptable by the Committee, including without limitation Common Stock (by either actual delivery of shares or by attestation) with such Common Stock valued at fair market value as of the day of exercise, other securities, other Options or other property.

                  c. TERM AND OTHER CONDITIONS OF OPTIONS. Notwithstanding anything to the contrary in this Plan or in any Options, no Incentive Stock Option granted pursuant to the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted, except that the term of an Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee, shall be for not more than five (5) years from the date of grant thereof. Subject to the foregoing and other applicable provisions of the Plan, including, but not limited to, subsection 6.e. herein, the term of each Option, and other conditions with respect to exercise, shall be determined by the Committee in its discretion.

                  Except as otherwise specifically provided in this Plan, all Options granted hereunder:

                           (1) shall require that the Optionee maintain
                  Continuous Status from the date of grant through and including date of exercise; and

                           (2) shall terminate upon termination of the
                  Optionee's Continuous Status, notwithstanding any contrary term in the Option, except as such term is consistent with this Plan.

                  d. MANNER OF EXERCISE; CASHLESS EXERCISE. An Option shall be deemed to be exercised when written notice of exercise has been given to the Employer in accordance with the terms of the Option by the person entitled to exercise the Option. The full Option price for the shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise, except that, in the case of a cashless exercise arrangement approved by the Committee (and described below), payment may be made as soon as practicable after the exercise.

                  The Committee may, in its discretion, allow for the cashless exercise of an Option whereby an Optionee can exercise an Option or a portion thereof by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Employer a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Any cashless exercise shall be subject to:

                           (1) the requirements of Rule 16b-3, federal income
                  tax laws, and any other applicable laws;

                           (2) the terms of any written agreements executed in
                  connection with the grant of any such Option; and

                           (3) any procedures and policies established from time
                  to time by the Committee.

                  e. DEATH OF OPTIONEE. In the event of the death of an Optionee who, until death, had been in Continuous Status since the date of grant of the Option, the Option shall terminate on the earlier of (1) one year after the date of death of the Optionee or such later date as may be set in the discretion of the Committee; and (2) the expiration date otherwise provided in the Option agreement but in no event sooner than three months following the Optionee's death. Any Option exercisable under this subsection 6.e., may be exercised by the Holder.

                  f. DISABILITY OF OPTIONEE. If an Optionee's Continuous Status is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Code) any Incentive Stock Option then held by the Optionee shall terminate one year after the date of termination or, if earlier, the expiration date otherwise provided in the Option agreement. If the Optionee's Continuous Status terminates by reason of disability, any Nonqualified Stock Option held by the Optionee shall terminate on the expiration date provided in the Option, or if no such date is provided, then such Option shall terminate one year after the date of termination.

                  g. TERMINATION OF STATUS AS A PARTICIPANT. If an Optionee's Continuous Status is terminated at any time after the grant of an Option for any reason other than death or disability as provided in subsections 6.e. and f. above, and not by reason of fraud or willful misconduct as provided below, such Optionee's Option(s) shall terminate on the expiration date(s) provided in the Option(s), or, if no such date is provided, then such Option(s) shall terminate on the same day of the third month after the date of termination.

                  If an Optionee's Continuous Status is terminated at any time after the grant of an Option by reason of fraud or willful misconduct, then all of such Optionee's Options shall terminate on such termination date.

         7. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

         The Committee is authorized to make Restricted Stock Awards to Participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Committee shall determine, which terms, conditions and restrictions shall be documented in written agreements in such form as the Committee shall from time to time approve. The terms, conditions and restrictions that the Committee shall have the power to determine shall include, without limitation, the manner in which shares subject to Restricted Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock Award shares shall occur by reason of termination of Participant's relationship with the Employer or any Parent or Subsidiary of the Employer.

         Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Award under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

         8. NON-TRANSFERABILITY OF AWARDS. No Award granted pursuant to the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

         9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Employer, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock available for grant of additional Awards, and the price per share of Common Stock specified in each outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Employer; provided, however, that conversion of any convertible securities of the Employer shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

         No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 9 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         Except as otherwise expressly provided in this Section 9, no Holder of an Award shall have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock. Except as otherwise expressly provided in this Section 9, any issuance by the Employer of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Awards, and no adjustments in Awards shall be made by reason thereof. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

         10. DATE OF GRANT OF AWARD. The date of grant of an Award shall be, for all purposes, the date on which the Committee makes the determination granting such Award. The date of grant shall be specified in the Award agreement evidencing the Award.

         11. CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock shall not be issued with respect to an Award granted under the Plan unless the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, including without limitation the Securities Act of 1933, as amended, the Exchange Act, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock then may be listed, and shall be further subject to the approval of counsel for the Employer regarding such compliance.

         As a condition to the exercise of an Option or release of Restricted Stock Award shares from escrow, the Employer may require the person exercising such Option or receiving such Restricted Stock Award to represent and warrant at the time of exercise or receipt of the shares that the shares of Common Stock are being acquired only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Employer, such a representation is required by any provisions of law.

         12. CHANGE IN CONTROL. Except as otherwise provided in the written agreement that evidences an Award, in the event of a Change in Control, all then outstanding Options shall become fully vested and exercisable and all Restricted Stock Award shares be released from escrow as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control the Employer or the Bank is merged into or consolidated with another corporation, or if the

Employer or the Bank sells or otherwise disposes of substantially all of its assets to another corporation, then, unless provisions are made in connection with such transaction for the continuance of the Plan or the assumption or substitution of then outstanding Awards with new Awards covering the stock of the successor corporation, or parent or subsidiary thereof, or both, with appropriate adjustments as to the number and kind of shares and prices, the Committee may, in its sole discretion, terminate all outstanding Awards as of a date fixed by the Committee which may be sooner than the originally stated term of the Award. The Committee shall notify each Holder of such action in writing not less than sixty (60) days prior to the termination dated fixed by the Committee, and each Holder shall have the right to exercise his or her Option up to and including said termination date.

         13. SUBSTITUTE STOCK OPTIONS. In connection with the acquisition or proposed acquisition by the Employer or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted Incentive Stock Options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan which confers upon the Optionee substantially the same benefits as the old option; provided, however, that the issuance of any new Option for an old Incentive Stock Option shall satisfy the requirements of Section 424(a) of the Code.

         14. TAX COMPLIANCE. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state or federal tax laws relating to the reporting or withholding of taxes attributable to the grant, exercise, payment or settlement of any Award or the disposition of any shares of Common Stock issued upon exercise, payment or settlement of an Award, including, but not limited, to:

                  (1) withholding from any Employee a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Employer under applicable tax laws, and

                  (2) withholding from any form of compensation or other amount due an Employee or holder of shares of Common Stock issued upon exercise of an Option or payment of a Restricted Stock Award, any amount required to be withheld by Employer under applicable tax laws. Withholding or reporting shall be considered required for purposes of this Section 14 if any tax deduction or other favorable tax treatment available to Employer is conditioned upon such withholding or reporting.

         15. OTHER PROVISIONS. The agreements evidencing an Award and executed pursuant to the Plan may contain such other provisions as the Committee shall deem advisable, provided, in the case of Incentive Stock Options, that the provisions are not inconsistent with the provisions of Section 422(b) of the Code or with any of the other terms and conditions of this Plan.

         16. TERM OF THE PLAN. The Plan shall become effective (and grants of Awards may thereafter be made) on the date of adoption of the Plan by the Board or the date of shareholder approval of the Plan as provided in Section 18 of the Plan, whichever is earlier. Any Award granted prior to shareholder approval is fully contingent on such approval being obtained, and shall become void ab initio if shareholder approval is not timely obtained. The Plan will have no fixed expiration date, provided, however, that no Incentive Stock Options may be granted more than ten years after the Plan's effective date.

         17. AMENDMENT OR TERMINATION.

                  a. AMENDMENT OR TERMINATION OF THE PLAN. The Board or shareholders may terminate the Plan at any time. The Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding shares of the Common Stock present and entitled to vote at a duly convened meeting of the shareholders of the Employer, no such revision or amendment shall:

                           (1) increase the number of shares of Common Stock
                  subject to the Plan, other than in connection with an adjustment under Section 9 of the Plan; or

                           (2) make any other amendments to the Plan that would
                  require shareholder approval under any applicable law or regulation.

                  b. AMENDMENT OR TERMINATION OF OUTSTANDING AWARDS. Except as otherwise provided in this Plan or in an agreement evidencing an Award pursuant to the Plan, the Committee may retroactively or prospectively waive any condition or rights under, amend any terms of, or alter, accelerate, suspend, discontinue, cancel or terminate, any Award previously granted; provided, that if any such action would impair the rights of any Holder of the Option, it shall have no effect without the consent of the affected Holder.

         18. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the outstanding shares of Common Stock of the Employer present and entitled to vote at a duly convened meeting of the shareholders of the Employer.

                             CERTIFICATE OF ADOPTION

         I hereby certify that the foregoing Plan was adopted by the Board of Directors of Washington Banking Company, on August 6, 1998 and was approved by its shareholders on ______________, 1998.



                                             ___________________________________
                                             Secretary

                           WASHINGTON BANKING COMPANY
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- SEPTEMBER 24, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           WASHINGTON BANKING COMPANY

                       PLEASE SIGN AND RETURN IMMEDIATELY

    The undersigned shareholder of WASHINGTON BANKING COMPANY ("WBC") hereby nominates, constitutes and appoints Michal D. Cann and Edward J. (Bud) Wallgren and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of WBC standing in my name and on its books on August 14, 1998 at the Annual Meeting of Shareholders to be held at the Best Western Harbor Plaza, Oak Harbor, Washington, on September 24, 1998, at 7:00 p.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

 1. Election of Directors. Election of four (4) persons to serve on the Board of Directors until 2001.

[ ]  FOR all nominees listed below            [ ] WITHHOLD AUTHORITY TO VOTE for
                                                               all
                                         nominees listed below (in the manner
                                                  described below)

    Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

          Michal D. Cann, Orlan Dean, Marlen Knutson, Larry Scodeller

 2. Approval of the 1998 Stock Option and Restricted Stock Award Plan. Approval of WBC's 1998 Stock Option and Restricted Stock Award Plan.
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

 3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO
                               DIRECTION IS MADE,
         THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE.

    Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the September 24, 1998 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

                                                     Date:

    ---------------------------------------------------------------------------,
                                                     1998

                                                     ---------------------------
                                                     Signature

                                                     ---------------------------
                                                     Signature

                                                     NOTE: Signature(s) should
                                                     agree with name(s) on WBC
                                                     stock certificate(s).
                                                     Executors, administrators,
                                                     trustees and other
                                                     fiduciaries, and persons
                                                     signing on behalf of
                                                     corporations or
                                                     partnerships should so
                                                     indicate when signing. ALL
                                                     JOINT OWNERS MUST SIGN.